Exhibit 24.1
                                                               Power of Attorney


                                                     POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karlton Terry and Jubal Terry, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with the registration by American Rivers Oil Company, a Wyoming corporation (the "Company"), of securities ("Securities") on behalf of certain Selling Shareholders, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Securities with state and federal authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.



/s/ Karlton Terry                           January 21, 1998
Karlton Terry


/s/ Richard E. Westerberg                   January 21, 1998
---------------------------
Richard E. Westerberg


/s/ Jubal S. Terry                          January 21, 1998
---------------------------
Jubal Terry


/s/ Denis Bell                              January 21, 1998
Denis Bell


/s/ Michael Humphries                       January 21, 1998
Michael Humphries



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